EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SEIFI GHASEMI, SEAN D. MAJOR, and M. SCOTT CROCCO, and each of them acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign one or more Registration Statements and any amendments thereto, which may be required in connection with (i) the registration of the issuance of common stock under any employee benefit or compensation plan, (ii) the registration of the issuance of interests under any employee benefit or compensation plan maintained by the Company or (iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seifi Ghasemi Seifi Ghasemi	Director and Chairman of the Board President and Chief Executive Officer (Principal Executive Officer)	8 July 2020

/s/ Susan K. Carter Susan K. Carter	Director	8 July 2020

/s/ Charles I. Cogut Charles I. Cogut	Director	8 July 2020

/s/ Lisa A. Davis Lisa A. Davis	Director	8 July 2020

/s/ Chadwick C. Deaton Chadwick C. Deaton	Director	8 July 2020

Signature	Title	Date

/s/ David H. Y. Ho David H. Y. Ho	Director	8 July 2020

/s/ Margaret G. McGlynn Margaret G. McGlynn	Director	8 July 2020

/s/ Edward L. Monser Edward L. Monser	Director	8 July 2020

/s/ Matthew H. Paull Matthew H. Paull	Director	8 July 2020